Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Variable Insurance Trust:

In planning and performing our audits of the financial statements of American Funds NVIT Asset Allocation Fund, American Funds NVIT
Bond Fund, American Funds NVIT Global Growth Fund, American Funds
NVIT Growth Fund, American Funds NVIT Growth-Income Fund, American
Century NVIT Growth Fund, American Century NVIT Multi Cap Value
Fund, Federated NVIT High Income Bond Fund, NVIT Developing Markets
Fund, NVIT Emerging Markets Fund, NVIT International Equity Fund,
NVIT Core Bond Fund, NVIT Core Plus Bond Fund, Neuberger Berman
NVIT Multi Cap Opportunities Fund, Neuberger Berman NVIT Socially
Responsible Fund, NVIT Bond Index Fund, NVIT Cardinal Aggressive
Fund, NVIT Cardinal Moderately Aggressive Fund, NVIT Cardinal Moderate
Fund, NVIT Cardinal Moderately Conservative Fund, NVIT Cardinal
Conservative Fund, NVIT Cardinal Balanced Fund, NVIT Cardinal
Capital Appreciation Fund, NVIT Enhanced Income Fund, NVIT Government
Bond Fund, NVIT International Index Fund, NVIT Investor Destination
Aggressive Fund, NVIT Investor Destination Moderately Aggressive Fund,
NVIT Investor Destination Moderate Fund, NVIT Investor Destination
Moderately Conservative Fund, NVIT Investor Destination Conservative
Fund, NVIT Investor Destination Balanced Fund, NVIT Investor
Destination Capital Appreciation Fund, NVIT Mid Cap Index Fund,
NVIT Money Market Fund, NVIT Multi-Manager International Growth Fund,
NVIT Multi-Manager International Value Fund, NVIT Multi-Manager Large
Cap Growth Fund, NVIT Multi-Manager Large Cap Value Fund, NVIT
Multi-Manager Mid Cap Growth Fund, NVIT Multi-Manager Mid Cap Value
Fund, NVIT Multi-Manager Small Cap Growth Fund, NVIT Multi-Manager
Small Cap Value Fund, NVIT Multi-Manager Small Company Fund, NVIT
Nationwide Fund, NVIT S&P 500 Index Fund, NVIT Short Term Bond Fund,
NVIT Small Cap Index Fund, Van Kampen NVIT Comstock Value Fund, NVIT
Multi Sector Bond Fund, NVIT Real Estate Fund, NVIT Large Cap Growth
Fund, Templeton NVIT International Value Fund, and NVIT Income Bond
Fund (constituting Nationwide Variable Insurance Trust Funds, hereafter referred to as the "Funds") as of and for the period ended December 31,
2011, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds'
internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2011.

This report is intended solely for the information and use of management and the
Board of Trustees of Nationwide Variable Insurance Trust and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

February 17, 2012